Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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TALK AMERICA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	23-2827736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6805 ROUTE 202
NEW HOPE, PENNSYLVANIA 18938
(Address of principal executive offices)

TALK AMERICA HOLDINGS, INC. 2005 INCENTIVE PLAN
(Full title of the plan)

ALOYSIUS T. LAWN, IV
EXECUTIVE VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
TALK AMERICA HOLDINGS, INC.
6805 ROUTE 202
NEW HOPE, PENNSYLVANIA 18938
(215) 862-1500

(Name, address, including zip code, and
telephone number, including area code,
of agent for service)

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CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $.01 per share (1)	2,000,000 shares	$8.98	$17,960,000	$2,113.90

(1)
Includes the associated rights to purchase Series A Junior Participating Preferred Stock. No separate consideration will be received for the rights, which initially will trade together with the Common Stock.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock of the registrant as may be issuable in the case of stock splits, stock dividends and similar transactions, as provided in the Talk America Holdings, Inc. 2005 Incentive Plan.

(3)
Estimated solely for purposes of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, on the basis of the average of the high and low sale prices of the shares of Common Stock of the registrant on the Nasdaq National Market on August 8, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Talk America Holdings, Inc. (the "Company" or the "Registrant") with the SEC are hereby incorporated herein by reference:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 16, 2005, as amended and filed with the SEC on March 30, 2005 (SEC file no. 000-26728);

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the SEC on May 9, 2005 (SEC file no. 000-26728);

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the SEC on August 9, 2005 (SEC file no. 000-26728);

•
our current reports on Form 8-K filed with the SEC on January 3, 2005, January 14, 2005, February 16, 2005, February 23, 2005, March 1, 2005, April 19, 2005, April 26, 2005, May 24, 2005, May 25, 2005, June 1, 2005, June 9, 2005, July 15, 2005 (as amended by our Current Report on Form 8-K/A filed on August 3, 2005) and July 26, 2005, except, in each case, to the extent that items and exhibits in such current reports were furnished and not filed by us;

•
the description of our capital stock contained in our registration statement on Form 8-A, filed with the SEC on September 8, 1995, including any amendment or report filed for the purpose of updating such information; and

•
the description of our preferred stock purchase rights contained in our registration statement on Form 8-A, filed with the SEC on August 27, 1999, as amended by amendments thereto filed with the SEC in our current reports on Form 8-K on September 24, 2001 and December 13, 2001.

All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Company's Common Stock offered hereby has been sold or which withdraws from registration such common stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Aloysius T. Lawn, IV, our General Counsel and Secretary, has rendered an opinion to the effect that the shares of Common Stock subject to this Registration Statement are duly authorized and, when issued in accordance with the terms of the plan and grants and awards thereunder, will be legally issued, fully paid and non-assessable. As of August 8, 2005, Mr. Lawn did not own any shares of our common stock, but held vested options to purchase 121,666 shares at a price range of $1.53 to $14.25 per share and unvested options to purchase 85,833 shares at a price range of $6.00 to $10.49 per share.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

A Delaware corporation may indemnify any person in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, except that no indemnification may be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

A Delaware corporation must indemnify any present or former director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

A Delaware corporation may pay for the expenses (including attorneys’ fees) incurred by an officer or director in defending any such action, suit or proceeding in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Article VI of the Bylaws of the Company provides for indemnification of its directors and executive officers to the maximum extent permitted by the DGCL. Additionally, the Company has entered into indemnification agreements with certain of its directors and officers. These agreements provide for indemnification to the fullest extent permitted by law and, in certain respects, may provide greater protection than that specifically provided for by provide indemnification for, among other things, conduct which is adjudged to be fraud, deliberate dishonesty or willful misconduct.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company’s Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other employee against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Company has purchased an insurance policy that purports to insure the officers and directors against certain liabilities incurred by them in the discharge of their functions as officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits listed on the Index of Exhibits in this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrar pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Solebury, Commonwealth of Pennsylvania, on the 10th day of August, 2005.

                                                                                                                                                                              TALK AMERICA HOLDINGS, INC.

                                By: /s/ Edward B. Meyercord, III
                                                                                                                                                                              Edward B. Meyercord, III
                                                                                                                                                                              Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward B. Meyercord, III and Aloysius T. Lawn IV, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward B. Meyercord, III Edward B. Meyercord, III	Chief Executive Officer, President and Director (Principal Executive Officer)	August 11, 2005
/s/ David G. Zahka David G. Zahka	Chief Financial Officer (Principal Financial Officer)	August 11, 2005
/s/ Thomas M. Walsh Thomas M. Walsh	Senior Vice President - Finance and Treasurer (Principal Accounting Officer)	August 11, 2005
/s/ Gabriel Battista Gabriel Battista	Chairman of the Board and Director	August 11, 2005
_____________ Mark S. Fowler	Director
/s/ Ronald R. Thoma Ronald R. Thoma	Director	August 11, 2005
/s/ Robert Korzeniewski Robert Korzeniewski	Director	August 11, 2005

INDEX TO EXHIBITS

Exhibit Number         Description

Exhibit 4.1            Form of Talk America Holdings, Inc. 2005 Incentive Plan - Stock Option Agreement.

Exhibit 4.2            Talk America Holdings, Inc. 2005 Incentive Plan (incorporated by reference to Annex A of the Definitive Proxy Statement of Talk America
                  Holdings, Inc. filed on June 30, 2005).

Exhibit 5.1            Opinion of Aloysius T. Lawn, IV, General Counsel and Secretary of Talk America Holdings, Inc., with respect to the validity of the Common Stock being registered.

Exhibit 23.1                                      Consent of PricewaterhouseCoopers, LLP regarding the financial statements of the Registrant.

Exhibit 23.2                                      Consent of PricewaterhouseCoopers, LLP regarding the financial statements of LDMI Telecommunications, Inc.

Exhibit 23.3                                      Consent of Aloysius T. Lawn, IV (included in Exhibit 5.1).

Exhibit 24.1                                      Power of attorney of the directors and certain officers of Talk America Holdings, Inc. (included on the signature page of this Registration Statement).